Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 2-84117 (including 2-50058), 2-51735, 33-27120 (including 2-55941 and 2-69914), 33-56649, 333-85375, 333-108749 and 333-108751) and Form S-4 (Number 333-101852) of Nucor Corporation (the “Company”) of our report dated February 27, 2007, except for the impact of reflecting the retroactive application of the change in accounting for planned major maintenance activities as discussed in Notes 1 and 19 which are as of November 9, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Nucor Corporation. We also consent to the incorporation by reference of our report dated February 27, 2007, relating to the financial statement schedule, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 9, 2007